UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 24, 2017

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Awards to Officers Under the Penn Virginia Corporation 2016 Management Incentive Plan

On January 26, 2017 (the “Grant Date”), Penn Virginia Corporation (the “Company”) entered into an Officer Restricted Stock Unit Award Agreement (the “Officer RSU Agreement”) and a Performance Restricted Stock Unit Award Agreement (the “PBU Agreement” and, together with the Officer RSU Agreement, the “Agreements”) with each of its officers, pursuant to which restricted stock units were awarded and issued to such officers, including the Company’s principal executive officer and principal financial officer, under the Penn Virginia Corporation 2016 Management Incentive Plan. The restricted stock units awarded and issued to the Company’s principal executive officer and principal financial officer were as follows:

Officer	Restricted Stock Units (Officer RSU Agreement)	Restricted Stock Units (PBU Agreement)
John A. Brooks (Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer)	27,920	27,920
Steven A. Hartman (Senior Vice President and Chief Financial Officer)	5,000	5,000

The grants of restricted stock units were previously approved by the Board of Directors (the “Board”) and the Compensation and Benefits Committee of the Company on January 24, 2017. The Officer RSU Agreement replaces the form of Restricted Stock Unit Award Agreement previously approved by the Board on October 4, 2016, and contemplates that one-fifth of the total number of restricted stock units subject to each individual grant will vest on each of the first five anniversaries of the Grant Date, subject to the officer’s continuous service with the Company through the applicable vesting date. Upon the occurrence of a change of control, all unvested restricted stock units will vest as of the date of the change of control. Upon an officer’s termination of service by the Company without cause (as defined in the Officer RSU Agreement) or by the officer for good reason (as defined in the Officer RSU Agreement), the next tranche of restricted stock units scheduled to vest will vest as of the date of such termination. Upon an officer’s termination of service by the Company due to the officer’s death or disability (as defined in the Officer RSU Agreement), a pro-rated portion of the restricted stock units will vest as of the date of such termination.

The PBU Agreement contemplates that the number of restricted stock units subject to each individual grant will vest (if at all) in 1/3 increments ranging from 0% to 200% of the grant amount based on the Company’s share price appreciation relative to the share price appreciation of the Dow Jones iShares U.S. Oil & Gas Exploration & Production ETF for the three-year performance periods ended December 31, 2019, December 31, 2020 and December 31, 2021, subject to the officer’s continuous service with the Company through the end of each performance period. Upon the occurrence of a change of control, all unvested restricted stock units will vest as of the date of the change of control based on the actual achievement of the performance criteria through the date of the change of control. Upon an officer’s termination of service by the Company without cause (as defined in the PBU Agreement), due to the officer’s death or disability reason (as defined in the PBU Agreement) or by the officer for good reason (as defined in the PBU Agreement), a pro-rated portion of the target number of restricted stock units will vest as of the date of such termination.

The forms of the Agreements are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Officer Restricted Stock Unit Award Agreement.

10.2	Form of Performance Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2017	PENN VIRGINIA CORPORATION

	By:	/s/ John A. Brooks
John A. Brooks
Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Officer Restricted Stock Unit Award Agreement.

10.2	Form of Performance Restricted Stock Unit Award Agreement.